Exhibit 99.1

Montrouge, France, March 2, 2023

DBV Technologies Reports Full Year 2022 Financial Results and Business Update

•	DBV completed EVOLVE, a 12-week caregiver and patient user experience study of the modified Viaskin Peanut patch in peanut-allergic children ages 4 – 11 years old

•	DBV had $209.2 million in Cash and Cash Equivalents at December 31, 2022.

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT), a clinical-stage biopharmaceutical company, today reported financial results for the full year 2022. The audit procedures have been substantially completed by the Company’s statutory auditors and financials – prepared under both US GAAP and IFRS for the purpose of Form 10-K and Universal Registration Document respectively – were approved by the Board of Directors on March 2, 2023.

EVOLVE

DBV completed EVOLVE, a 12-week caregiver and patient user experience study of the modified Viaskin Peanut patch in 50 peanut allergic children ages 4 – 11-years old. The objective of EVOLVE was to evaluate the Instructions for Use (IFU) and ease of use for the modified Viaskin Peanut patch. The study concluded that the updated Viaskin Peanut IFU supported correct patch application, which included no lifting of the patch edges or detachment directly after application. Furthermore, EVOLVE concluded that the majority of parents/caregivers reported a positive ease of use experience with the modified Viaskin Peanut patch.

In EVOLVE, DBV also tested the functionality of an electronic patient diary (eDiary) to collect information on activities of daily living and patch adhesion scores. As previously announced, VITESSE will assess patch adhesion of the modified Viaskin Peanut patch and DBV will include a statistical test of adhesion in the VITESSE statistical analysis plan. EVOLVE verified that the eDiary tool can be used by caregivers in VITESSE to capture the adhesion data in support of a potential BLA application.

Financial Highlights for the Full Year 2022

The Company’s annual consolidated financial statements are prepared in accordance with both generally accepted accounting principles in the U.S. (“US GAAP”) and International Financial Reporting Standards (“IFRS”) as adopted by the European Union. Unless otherwise indicated, the financial figures in the Full Year 2022 Financial Highlights are presented under both U.S GAAP and IFRS financial statements, and commented using U.S. GAAP financial statements. Differences between US GAAP and IFRS consolidated financial statements are mainly due to discrepancies arising from the application of lease accounting standards.

Cash and Cash Equivalents

	US GAAP		IFRS
	Year ended December 31,		Year ended December 31,
In millions of USD	2022	2021	2022	2021
Net cash & cash equivalents at the beginning of the period	77,3	196,4	77,3	196,4
Net increase / (decrease) in cash & cash equivalents, of which:	131,9	(119,1)	131,9	(119,1)
Net cash flow used in operating activities	(55,7)	(108,2)	(51,4)	(104,1)
Net cash flow used in investing activities	(0,1)	(0,4)	(0,1)	(0,4)
Net cash flow provided by / (used in) financing activities	194,1	0,3	189,9	(3,9)
Effect of exchange rate changes on cash & cash equivalents	(6,5)	(10,7)	(6,5)	(10,7)

Net cash & cash equivalents at the end of the period	209,2	77,3	209,2	77,3

Cash and cash equivalents amount to $209,2 million as of December 31, 2022, compared to $77,3 million as of December 31, 2021, which is an increase by $131,9 million due to:

(1)

$194,1 million due to financing activities, mainly from ATM Program in May 2022 ($14,1 million, net of transaction costs), then from private investment in public equity ($180,4 million, net of transaction costs);

(2)	$26,1 million reimbursed by French tax administration for research tax credits related to years 2019, 2020, and 2021;

And partially offset by :

(3)

$81,8 million of cash used for operations, before $26,1 million reimbursement of research tax credits. This is a decrease of 24% compared to prior year reflecting the cost containment measures that has been continuously maintained since their implementation in 2020.

	US GAAP			IFRS
In millions of USD	FY22	FY21	FY20	FY22	FY21	FY20
Net cash flow used in operating activities	55,7	108,2	165,6	51,4	104,1	160.9
Reimbursements of Research Tax Credits	26,1	—	—	26,1	—	—
Net cash flow used in operating activities, excluding reimbursements of Research Tax Credits	81,8	108,2	165,6	77,5	104,1	160,9
Compared to prior year	-26,4	-57,4		-26,6	-56,8
	-24%	-35%		-26%	-35%

(4)	$6,5 million negative impact of changes in exchange rates.

The Company’s treasury position, stated in US Dollars, has benefited in the last quarter from a change in the Euro to US Dollar exchange rate. The company’s activities and expenditures in the fourth quarter were in line with expectations and continue to reflect DBV’s expense discipline.

Operating Income

	US GAAP				IFRS
	Year ended December 31,				Year ended December 31,
In millions of USD	2022	2021	Variation		2022	2021	Variation
Research tax credits	5,7	7,5	-1,8	-24%	5,7	7,5	-1,8	-24%
Other operating income	(0,9)	(1,8)	+0,9	-51%	(0,9)	(1,8)	+0,9	-51%

Produits opérationnels	4,8	5,7	-0,9	-15%	4,8	5,7	-0,9	-15%

Operating income amounts to $4,8 million as of December 31, 2022, compared to $5,7 million as of December 31, 2021, which is a decrease by $0,9 million due to:

(1)

A decrease in 2022 research tax credit by $1.8 million compared to 2021. This reflects the impact of the global restructuring plan initiated in 2020 and completed in 2021 which has impacted the expenses eligible to the research tax credit.

(2)	Partially offset by the variance in other operating income that consists of revenues recognized in advance of the completion of the collaboration agreement with Nestlé Health Science (“NHS”).

Operating Expenses

	US GAAP				IFRS
In millions of USD	Year ended December 31,				Year ended December 31,
	2022	2021	Variation		2022	2021	Variation
Research & Development	75,5	70,3	+5,2	+7%	75,2	70,1	+5,1	+7%
Sales & Marketing	1,6	4,4	-2,8	-63%	1,6	4,4	-2,8	-65%
General & Administrative	24,3	30,5	-6,2	-20%	24,2	30,4	-6,1	-20%
Restructuring	—	(0,9)	+0,9	-100%	—	(0,9)	+0,9	-100%

Total operating expenses	101,5	104,3	-2,8	-3%	101,0	104,0	-2,9	-3%

including personnel expenses	24,0	31,1	-7,1	-23%	24,0	31,1	-7,1	-23%

Operating expenses amount to $101,5 million as of December 31, 2022, compared to $104,3 million as of December 31, 2021, which is a decrease by $2,8 million mainly due to the decrease in personnel expenses as a result of the global restructuring plan that was announced in 2020 and completed in the course of 2021. The average number of employees was 86 for the year ended December 31, 2022, compared to 101 and 270 for the years ended December 31, 2021 and 2020 respectively.

This reduction in our operating expenses also reflects the strict financial discipline maintained across all services to focus our resources on the support of our clinical trial objectives.

Net Loss and Net Loss per Share

	US GAAP				IFRS
	Year ended December 31,				Year ended December 31,
	2022	2021	Variation		2022	2021	Variation
Net (loss) in millions of USD	(96,3)	(97,8)	+1,5	-2%	(96,0)	(98,1)	+2,0	-2%
Basic / diluted net (loss) per share in USD	(1,24)	(1,78)	+0,5	-30%	(1,24)	(1,79)	+0,6	-31%

Net result for the year ended December 31, 2022, is a loss amounting to $96,3 million compared to a loss amounting to $97,8 million for the year ended December 31, 2021.

On a per share basis, net loss (based on the weighted average number of shares outstanding over the period) is $1.24 for the year ended December 31, 2022.

Conference Call Information DBV will host a conference call and live audio webcast today, Thursday, March 2, 2023, at 5:00 p.m. ET to report fourth quarter 2022 financial results and provide a business update.

Attendees may access the call via the below teleconferencing numbers and asking to join the DBV Technologies call:

•	United States: 1-866-777-2509

•	International: 1-412-317-5413

A live webcast of the call will be available on the Investors & Media section of the Company’s website: https://www.dbv-technologies.com/investor-relations/ A replay of the presentation will also be available on DBV’s website after the event

CONDENSED STATEMENT OF CONSOLIDATED FINANCIAL POSITION

	US GAAP		IFRS
	Year ended December 31,		Year ended December 31,
In millions of USD	2022	2021	2022	2021
Assets	246,5	146,7	246,5	146,3
of which cash & cash equivalents	209,2	77,3	209,2	77,3
Liabilities	52,1	47,4	52,0	47,3
Shareholders’ equity	194,5	99,3	194,5	99,0
of which net result	(96,3)	(97,8)	(96,0)	(98,1)

CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS AND COMPREHENSIVE LOSS

	US GAAP		IFRS
In millions of USD	Year ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenues	4,8	5,7	4,8	5,7
Research & Development	(75,5)	(70,3)	(75,2)	(70,1)
Sales & Marketing	(1,6)	(4,4)	(1,6)	(4,4)
General & Administrative	(24,3)	(30,5)	(24,2)	(30,4)
Restructuring income/(expenses)	—	0,9	—	0,9
Operating expenses	(101,5)	(104,3)	(101,0)	(104,0)
Finance income/(expenses)	0,4	0,4	0,3	(0,2)
Income tax	(0,1)	0,4	(0,1)	0,4
Net gain/(loss)	(96,3)	(97,8)	(96,0)	(98,1)
Résultat de base et dilué par action ($/action)	(1,24)	(1,78)	(1,24)	(1,79)

CONDENSED STATEMENT OF CONSOLIDATED CASH FLOW

	US GAAP		IFRS
	Year ended December 31,		Year ended December 31,
In millions of USD	2022	2021	2022	2021
Net cash flows provided / (used) in operating activities	(55,7)	(108,2)	(51,4)	(104,1)
Net cash flows provided / (used) in investing activities	(0,1)	(0,4)	(0,1)	(0,4)
Net cash flows provided / (used) in financing activities	194,1	0,3	189,9	(3,9)
Effect of exchange rate changes on cash & cash equivalents (US GAAP presentation)	(6,5)	(10,7)

Net increase / (decrease) in cash & cash equivalents	131,9	(119,1)	138,4	(108,4)

Net cash & cash equivalents at the beginning of the period	77,3	196,4	77,3	196,4
Effect of exchange rate changes on cash & cash equivalents (IFRS presentation)			(6,5)	(10,7)

Net cash & cash equivalents at the end of the period	209,2	77,3	209,2	77,3

About DBV Technologies

DBV Technologies is developing Viaskin™, an investigational proprietary technology platform with broad potential applications in immunotherapy. Viaskin is based on epicutaneous immunotherapy, or EPIT™, and is DBV Technologies’ method of delivering biologically active compounds to the immune system through intact skin. With this new class of non-invasive product candidates, the Company is dedicated to safely transforming the care of food allergic patients. DBV Technologies’ food allergies programs include ongoing clinical trials of Viaskin Peanut. DBV Technologies has global headquarters in Montrouge, France, and North American operations in Basking Ridge, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (Ticker: DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing one-half of one ordinary share) are traded on the Nasdaq Global Select Market (Ticker: DBVT).

Forward Looking Statements

This press release may contain forward-looking statements and estimates, including statements regarding DBV’s forecast of its cash runway, designs of DBV’s anticipated clinical trials, DBV’s planned regulatory and clinical efforts including timing and results of communications with regulatory agencies, the ability of any of DBV’s product candidates, if approved, to improve the lives of patients with food allergies, and the outcome of any litigation. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, DBV’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, including the impact of the COVID-19 pandemic, and DBV’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the French Autorité des Marchés Financiers (“AMF”), DBV’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 2, 2023, and future filings and reports made with the AMF and SEC by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

Investor Contact

Anne Pollak

DBV Technologies

+1 857-529-2363

anne.pollak@dbv-technologies.com

Media Contact

Angela Marcucci

DBV Technologies

+1 646-842-2393

angela.marcucci@dbv-technologies.com

Viaskin and EPIT are trademarks of DBV Technologies.